UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2017 (July 25, 2017)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street

San Juan, Puerto Rico 00911

(Address of principal executive offices)

(787) 641-8447

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01	Entry Into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed on July 17 2017, by Green Spirit Industries, Inc. (the “Company”), as of May 11, 2017, the Company, through its wholly-owned subsidiary, Project 1493, LLC (“1493”), entered a final purchasing agreement, dated July 7, 2017, with Puerto Rico Industrial Holdings Biotech Corporation, a corporation formed under the laws of the Commonwealth of Puerto Rico (the “PRIH Agreement”).

Pursuant to the PRIH Agreement, the Company acquired three medical marijuana dispensaries located in the following cities in Puerto Rico: (1) Fajardo (the “Fajardo Dispensary”); (2) Carolina (the “Carolina Dispensary”); and (3) Dorado (the “Dorado Dispensary”). The three medical marijuana dispensaries will not be fully licensed until construction of the dispensaries are completed and the Department of Health of Puerto Rico issues the requisite operating permit for each of the dispensaries.

On July 26, 2017, in connection with the PRIH Agreement, 1493, PRIH and Jose Ramon Carino Ribot, the owner of the location of the Fajardo Dispensary, entered into an assignment of lease (the “Fajardo Lease Assignment”), which transfers and/or assigns the rights under the lease agreement for the location of the Fajardo Dispensary to 1493. PRIH entered into such lease agreement, dated August 30, 2016, with Mr. Ribot to lease approximately 2,774 rentable square feet for a term of seventy-eight (78) months, with three (3) options to renew for an additional term of sixty (60) months. The lease payments for such location will be $3,000 per month, with an annual increase of 5% for the initial term and any subsequent renewals of the contract. In addition, the tenant must pay an annual fee of 6% of the property tax. The estimated annual cost for property tax is $1,315.71. The tenant will also pay an annual fee of 18.53% of the property insurance, which is set at $1,275.49.

On July 25, 2017, 1493 entered into a lease agreement (the “Isla Verde Lease Agreement”) with Andres E. Gonzalez Guash (the “Landlord”) to lease approximately 1,800 square feet located at PR-37, Km 0.2, Isla Verde sector, Carolina, Puerto Rico, for the location of a fifth medical marijuana dispensary, for which the Company is in the process of requesting pre-qualification dispensary license. The lease payments pursuant to the Isla Verde Lease Agreement shall be $2,850 per month for the initial five (5) years commencing on August 1, 2017 and ending on June 30, 2022, with two (2) options to renew for an additional term of five (5) years, each, pursuant to a written agreement. The monthly rental payment for the first and second options to renew shall be $3,750 and $4,000, respectively.

The foregoing descriptions of the Fajardo Lease Assignment and the Isla Verde Lease Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the exhibits filed herewith, which exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Fajardo Lease Assignment, dated July 27, 2017
10.2	Isla Verde Lease Agreement, dated July 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

	By:	/s/ Leslie Ball
	Name:	Leslie Ball
	Title:	Chief Executive Officer

DATE: July 31, 2017